Exhibit 10.13

CONVERSION ELECTION FORM FOR

TRIBUNE PUBLISHING COMPANY DIRECTOR COMPENSATION PROGRAM

IMPORTANT: THIS FORM REQUIRES YOU TO MAKE TIME-SENSITIVE ELECTIONS This Election Form has a deadline of 5:00pm (Central) on [INSERT DATE THAT IS WTIHIN 30 DAYS OF APPOINTMENT FOR NEW DIRECTORS].

I.	ELECTION WITH RESPECT TO NON-EMPLOYEE DIRECTOR FEES
Following your election as a non-employee director of Tribune Publishing Company (the “Company”), you will be entitled to receive annual director fees as compensation for your service on the Company’s Board of Directors (the “Board”) and its committees.
For each year of Board service, you will be paid an annual retainer that is a mix of (1) cash and (2) restricted stock units covering shares of Company common stock (“RSUs”). The Board reserves the right to change the compensation structure.
You may elect below to either (x) defer payment of up to 100% of your annual director fees (including RSUs) by converting such fees into deferred stock units (“DSUs”) covering shares of Company common stock, or (y) convert up to all of the cash portion of your annual director fees into unrestricted shares of Company common stock (“unrestricted shares”). In either case, the conversion will generally be determined at the fair market value of a share of common stock on the grant date. If you elect to convert less than all of the eligible amount, your election will be applied ratably to each payment of your director fees, and any unconverted portion will be paid to you in its unconverted form (i.e., cash or RSUs, as applicable) on the scheduled payment dates. No fractional shares (or DSUs in respect of fractional shares) will be issued in such a conversion, and instead the equivalent cash amount will be paid on the schedule payment date.
Any DSUs or unrestricted shares granted to you pursuant to your election will be granted under the Tribune Publishing Company 2014 Omnibus Incentive Plan (the “Plan”) and will be subject to the terms of the applicable award agreement, if any[, that you will be required to sign as a condition to your receipt of the award]. DSUs that are converted from director fees pursuant to this election will be settled into shares of Company common stock on the earlier of (i) the termination of your service as a director and (ii) a change in control (as defined in the Plan) that constitutes a change in control event under Section 409A of the Code. Unrestricted shares granted in lieu of cash pursuant to your election will be subject to the terms and conditions applicable to other unrestricted shares owned by you and the other non-employee directors.
See next page for election materials.

Conversion Election
A.
Cash Conversion to Deferred Stock Units
I wish to defer payment of the following percentage of my director fees otherwise payable in cash, which will be converted into DSUs on the terms and conditions described above (enter any whole percentage from 0% to 100%):
____________%
B.
RSU Conversion to Deferred Stock Units
I wish to defer payment of the following percentage of my director fees otherwise payable in RSUs, which will be converted into DSUs on the terms and conditions described above (enter any whole percentage from 0% to 100%):
____________%
C.
Cash Conversion to Unrestricted Shares
I wish to convert the following percentage of my director fees otherwise payable in cash into unrestricted shares on the terms and conditions described above (enter any whole percentage from 0% to 100%):
____________%

Please note:

•
[FOR NEW DIRECTORS ONLY:] [For the current calendar year, your deferrals/conversions will only be permitted beginning next quarter but for future years, unless the election is changed, the deferral/conversion will apply for the full year. This election is irrevocable for the current calendar year.]

•	[Director fees converted into DSUs cannot be converted into unrestricted shares, and vice versa.]

•
Your election will remain in effect until you notify the Company that you wish to change it. Any changes in your election will generally not be effective until the calendar year after the calendar year in which you make the change [and will apply only to future director fees].

II.	WHAT TO DO NEXT

Completed

Complete, sign and return this Election Form indicating the percentage of director fees you wish to convert into DSUs or unrestricted shares.
Please return this election form to Julie Xanders by email at Julie.Xanders@tribpub.com.
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III.	REQUESTS FOR INFORMATION
If you have any questions with respect to the foregoing, please contact Julie Xanders by phone at (213) 237-2968 or by email at Julie.Xanders@tribpub.com.

IV.	ACCEPTANCE OF PARTICIPATION
Please sign below to reflect your agreement to the elections set forth in this Election Form.

SIGNATURE:
PLEASE PRINT NAME:
DATE:

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